Exhibit 10.4

SECOND AMENDMENT

TO THIRD AMENDED AND RESTATED
CRUDE PIPELINES AND TANKAGE AGREEMENT

This Second Amendment to Third Amended and Restated Crude Pipelines and Tankage Agreement (this “Amendment”) is entered into on May 26, 2020, to be effective as of May 26, 2020 (the “Second Amendment Effective Date”) by and among:

1.HollyFrontier Navajo Refining LLC, a Delaware limited liability company (“Navajo Refining”),

2.HollyFrontier Woods Cross Refining LLC, a Delaware limited liability company (“Holly Refining – Woods Cross”),

3.HollyFrontier Refining & Marketing LLC, a Delaware limited liability company (“HFRM”, together with Navajo Refining and Holly Refining – Woods Cross, the “HollyFrontier Entities”),

4.Holly Energy Partners - Operating, L.P., a Delaware limited partnership (the “Operating Partnership”),

5.HEP Pipeline, L.L.C., a Delaware limited liability company (“HEP Pipeline”), and

6.HEP Woods Cross, L.L.C., a Delaware limited liability company (“HEP Woods Cross”, together with the Operating Partnership and HEP Pipeline, the “Partnership Entities”).

Each of the HollyFrontier Entities and the Partnership Entities are individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire to amend certain provisions of the Third Amended and Restated Crude Pipelines and Tankage Agreement, effective as of March 12, 2015, (as amended to date, the “Agreement”) by and among the HollyFrontier Entities and the Partnership Entities as set forth herein; and

WHEREAS, HEP Pipeline has constructed and installed the system upgrades and HFRM has agreed to reimburse HEP Pipeline for the cost of such upgrades all as provided herein;

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1    Amendment to Section 2. Section 2 of the Agreement is hereby amended by adding subsection (w) as follows:

“(w)    Hobbs System Expansion.

(i)    Effective as of the Hobbs Expansion Commencement Date, the HollyFrontier Entities shall pay to the Partnership Entities a pump-over fee of $0.22 per barrel for all barrels received at the Hobbs Station terminal in Hobbs, New Mexico from Plains Pipeline, L.P. (the “Hobbs Pump-Over Fee”). The Hobbs Pump-Over Fee shall (A) remain in effect until the Partnership Entities have received aggregate Hobbs Pump-Over Fees in respect of the Hobbs System Expansion equal to $600,000, and (B) be in addition to the Minimum Trunk Pipeline Revenue Commitment.
(ii)    From the Hobbs Expansion Commencement Date until the last day of the month following the month in which the Partnership Entities have received the full amount to which they are entitled with respect to the Hobbs System Expansion, the Partnership Entities shall provide the HollyFrontier Entities with written notice of their calculation of the Hobbs Pump-Over Fee by no later than 30 days following the end of each calendar month. The notice will include an aggregate balance of the Hobbs Pump-Over Fees paid by the HollyFrontier Entities since the Hobbs Expansion Commencement Date.
(iii)    If the HollyFrontier Entities disagree with the Partnership Entities’ calculations in respect of the Hobbs Pump-Over Fee, then HollyFrontier Entities will notify the Partnership Entities and a senior officer of HollyFrontier and a senior officer of the Partnership will negotiate in good faith to resolve any differences with respect to such calculations. If such differences are not resolved within 30 days following the Partnership Entities’ delivery to the HollyFrontier Entities of the Hobbs Pump-Over Fee calculations, the HollyFrontier Entities and the Partnership Entities shall submit any and all matters which remain in dispute to arbitration in accordance with Section 12(e).”
1.2    Amendment to Section 6. Section 6 of the Agreement is hereby amended by adding the following to the end thereof:
“If the amount contemplated in Section 2(w)(i) has not been paid to the Partnership Entities at the time this Agreement is terminated in accordance with its terms, then, notwithstanding anything in this Agreement to the contrary, any amounts then owing in respect of Section 2(w)(i) shall be paid to the Partnership Entities not later than the third business day following such termination.”
1.3    Amendment to Annex A.
(i)    Annex A to the Agreement is hereby amended to add the following definition in the proper alphabetical sequence:
“Hobbs Expansion Commencement Date” means June 1, 2020.
“Hobbs System Expansion” means the following construction in 2020: (A) connection facilities at the Hobbs Station terminal in New Mexico allowing for additional third party crude deliveries to such terminal and (B) additional pumps and pumping capacity to the Hobbs to Lovington 8-inch pipeline enabling an additional 10,000 barrels per day of Crude Oil to be transported between the Hobbs Station terminal in Hobbs, New Mexico and the Lovington Refinery.
(ii)    Annex A to the Agreement is hereby amended to add the following definitions to the defined term table in proper alphabetical sequence:

Term	Section
“Hobbs Pump-Over Fee”	Section 2(w)(i)

ARTICLE 2
MISCELLANEOUS
2.1    Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

2.2    Successors and Assigns. Section 12(b) of the Agreement is hereby incorporated by reference into this Section 2.2, mutatis mutandis.

2.3    Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement between the Parties as to the subject matter of the Agreement and, except as provided for in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

[Remainder of page intentionally left blank. Signature pages follow.]
IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the date first written above to be effective as of the Second Amendment Effective Date.

PARTNERSHIP ENTITIES:

HOLLY ENERGY PARTNERS - OPERATING, L.P.
HEP WOODS CROSS, L.L.C.
HEP PIPELINE, L.L.C.

By:     /s/ Richard L. Voliva III
Name: Richard L. Voliva III
Title:     President

HOLLYFRONTIER ENTITIES:

HOLLYFRONTIER NAVAJO REFINING LLC
HOLLYFRONTIER WOODS CROSS REFINING LLC

By:     /s/ Thomas G. Creery
Name: Thomas G. Creery
Title:     Senior Vice President, Commercial

HOLLYFRONTIER REFINING & MARKETING LLC

By:     /s/ Thomas G. Creery
Thomas G. Creery
President

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